Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the Effective Date (as defined on the Title Company Agreement and Receipt attached hereto), by and between LSC Communications MCL LLC, a Delaware limited liability company (“Seller”) and 300 Jones Road LLC, a Delaware limited liability company, or its permitted assigns (“Purchaser”).

Article 1.
PROPERTY AND PURCHASE PRICE
1.1
Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:
(a)
Two parcels of land containing approximately 175.65 total acres of land, owned by Seller located in Spartanburg County, South Carolina, comprised of an approximately 128.09 acre parcel designated as Spartanburg County Tax Map Parcel Number 3-08-00-090.00, more particularly described as Tract 3, Tract 4, and Tract 5 on Exhibit A attached hereto and made a part hereof (“Parcel 1”), and an approximately 47.56 acre parcel designated as Spartanburg County Tax Map Parcel Number 3-08-00-085.00, more particularly described as Tract 1 and Tract 2 on Exhibit A attached hereto and made a part hereof (“Parcel 2”), together with all rights and interests appurtenant thereto, (ii) all of Seller’s rights, title and interest in and to all minerals, oil, gas and other hydrocarbon substances thereon or thereunder, to the extent owned by Seller, and (iii) all of Seller’s rights, title and interest in and to all access, air, water, riparian, development, utility and solar rights related thereto (collectively, “Real Property”).
(b)
All buildings and other improvements located on the Real Property, together with any and all fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, or operation of the Real Property or improvements located thereon, together with all rights, title and interest appurtenant thereto (collectively, the “Improvements”).
(c)
Subject to the terms and conditions of this Section 1.1, all tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property or attached to the Real Property, including (i) mechanical systems and the fixtures and equipment related thereto comprising part of or attached to or located upon the Improvements, including, but not limited to, electrical systems, plumbing systems, heating systems, air conditioning systems, (ii) appliances owned by Seller; (iii) maintenance equipment, supplies and tools owned by Seller and used in connection with the Improvements and located at the Real Property; and (iv) other machinery, equipment, fixtures, and supplies (“Personal Property”).
(d)
To the extent assignable, all of Seller’s rights, title and interest in all Operating Contracts (as hereinafter defined), subject to the limitations of Section 9.2 below.
(e)
To the extent assignable, all of Seller’s rights, title and interest in and to (i) all plans, surveys, specifications, drawings, architectural and engineering drawings, and other rights relating to the development of all or any portion of the Real Property or the Improvements and (ii) all permits, licenses, certificates of occupancy, warranties, architectural or engineering plans and specifications, and governmental approvals which relate to the Real Property, the Improvements or the Personal Property, including, without limitation, the Title V Operating Permits issued by the South Carolina Department of Health and Environmental Control (hereinafter collectively referred to as the “General Intangibles”).

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The above listed items are herein collectively called the “Property”. All of the Property shall be conveyed, assigned, and transferred to Purchaser at Closing (as hereinafter defined), free and clear of all liens, claims, easements, and encumbrances whatsoever, except for the Permitted Exceptions (as hereinafter defined). Notwithstanding anything contained herein to the contrary, Purchaser acknowledges and agrees that Seller has the right, prior to the expiration of the Due Diligence Period, to remove any and all Production Equipment and Production Infrastructure of Seller as such terms are defined in Exhibit F (collectively, the “Excluded Assets”).

1.2
Purchase Price. The purchase price (the “Purchase Price”) of the Property shall be Fifteen Million and 00/100 Dollars ($15,000,000.00).
1.3
Earnest Money. Contemporaneously with the deposit of three (3) fully executed counterparts of this Agreement with National Land Tenure Company LLC, 950 Franklin Avenue, 2nd Floor, Garden City, NY 11530, Attention: Jessica Bellacicco (the “Title Company”), Purchaser shall deliver to the Title Company immediately available funds in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) (the “Earnest Money”), which the Title Company shall immediately deposit into an interest bearing account. The Earnest Money will be non-refundable except as otherwise provided for in this Agreement. The interest derived from the Earnest Money shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. The Title Company shall credit the full amount of the Earnest Money against the Purchase Price at Closing or, if this Agreement is terminated prior to Closing, the Title Company shall deliver the Earnest Money to the party entitled to receive the Earnest Money in accordance with the terms and conditions of this Agreement and the parties shall execute such escrow instructions, certificates and other written confirmations as the Title Company may reasonably require in connection therewith.
Article 2.
DUE DILIGENCE
2.1
Property Information. Within five (5) days after the Effective Date, Seller shall provide Purchaser with copies of the following to the extent same are within Seller’s possession or control and pertain to the Property (collectively, the “Property Information”): (i) the latest real and personal property tax bills and value renditions from all taxing authorities; (ii) any environmental reports; (iii) any written notices, reports, citations, orders, decisions, correspondence, or memoranda from any governmental authority addressed to Seller (including, but not limited to, copies of any zoning letters) and applications by Seller to any governmental authority; (iv) copies of any service agreements and contracts relating to the upkeep, repair, maintenance or operation of the Property, including the Improvements and the Personal Property (collectively, the “Operating Contracts”); (v) all permits issued by any governmental authority relating to the operation of the Property and any agreements with any governmental agency or authority; (vi) a copy of any existing surveys or recorded plats of the Property in Seller’s possession; (vii) all plans, surveys, specifications, drawings, architectural and engineering drawings; (viii) a copy of the lease and/or easement agreement with Duke Energy and all documents related thereto; and (iv) all contracts with utility providers including water, sewer, power, electrical, gas and internet. Upon Seller’s receipt or production of any Property Information after the initial delivery date specified above, Seller shall promptly furnish such Property Information to Purchaser and shall continue to provide the same during the pendency of this Agreement. All of the Property Information is provided simply as an accommodation to Purchaser, and Seller makes no representations as to its accuracy or completeness. Purchaser understands that some of the foregoing documents were provided by others to Seller and were not prepared by or verified by Seller. In no event shall Seller be obligated to deliver or make available to Purchaser any of Seller’s internal memoranda, attorney-client privileged materials or appraisals of the Property, if any.

In the event the transaction contemplated hereby shall fail to close for any reason, other than due to a Seller default, Purchaser shall, at its expense, promptly deliver to Seller (a) all existing originals and

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copies of the Property Information supplied to Purchaser by Seller or its agents and (b) true and complete copies of any written information concerning the Property prepared by third parties on behalf of Purchaser in connection with its investigations hereunder (including any reports, audits and appraisals). Seller shall not hold Purchaser responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Section 2.1. The terms of this Section 2.1 shall survive the termination of this Agreement.

2.2
Due Diligence Period. The term “Due Diligence Period” shall mean the period ending at 5:00 p.m., Eastern time on October 31, 2021.
2.3
Right of Access and Investigation. Purchaser shall have the right, at any time or times during the Due Diligence Period upon reasonable notice (but not less than 48 hours) to Seller, to investigate and inspect the Property to determine whether the Property is suitable for Purchaser’s intended use. Among the factors that may be considered by Purchaser are, without limitation, the zoning and other restrictions on the use of the Property, availability of utilities, access to and from the Property, environmental condition, soil and subsoil conditions, drainage, market studies, the economic feasibility of any future development of the Property and any or all other matters which Purchaser may deem relevant in its sole and absolute discretion. Seller hereby grants to Purchaser, its agents and contractors, reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical, and environmental inspections and tests, feasibility studies, and any other inspections, studies or tests reasonably required by Purchaser in connection with Purchaser’s due diligence. If the Purchaser desires to do any invasive testing at the Property, Purchaser shall submit a work plan outlining the scope of the work to be performed and obtain Seller’s prior written consent to conduct such invasive testing, such consent not to be unreasonably withheld, conditioned or delayed. Purchaser shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. If any inspection or test performed by Purchaser or its authorized agents and contractors disturbs the Property, Purchaser will restore the Property to the same condition as existed immediately prior to any such inspection or test. Notwithstanding anything to the contrary contained herein, Purchaser shall not contact any governmental authority or the Tenant without first obtaining the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, and Seller, at Seller’s election, shall be entitled to have a representative participate in any telephone or other contact made by Purchaser to a governmental authority and present at any meeting by Purchaser with a governmental authority.

Purchaser and Purchaser’s agents, consultants, representatives and contractors shall maintain at all times during their entry upon the Property, comprehensive general liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit, bodily injury, death and property damage insurance per occurrence. Each policy of insurance shall name Seller as an additional insured party, with such coverage being primary whether or not the Seller holds other policies of insurance. If requested by Seller, Purchaser and Purchaser’s agents, consultants, representatives and contractors shall deliver a certificate issued by the insurance carrier of each such policy to Seller prior to entry upon the Property.

Purchaser agrees to keep the Property free and clear of any liens filed against the Property and to protect, indemnify, defend and hold Seller and its partners, agents, officers, contractors and employees harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages, liens or injuries arising out of or resulting from the inspection of, or entry on, the Property by Purchaser or its agents or consultants. This indemnity shall not extend to, and Seller hereby releases Purchaser from liability for, any claims, damages or other liability resulting from or related to: (a) any existing environmental contamination on the Property, or other deficiencies in the Property, that may be discovered by Purchaser as a result of its investigations except to the extent that contamination or other deficiencies are exacerbated by Purchaser, or (b) any disclosure of such matters by Purchaser or its

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consultants to a governmental agency that may be required by applicable law. Such obligation to indemnify and hold harmless Seller shall survive any termination of this Agreement. For the avoidance of doubt, the release contained in (a) is only intended to apply during the Due Diligence period and shall be superseded by Section 2.8 upon Closing.

2.4
Termination. If Purchaser determines, in its sole judgment and discretion, that the Property is not suitable for Purchaser’s intended use or is otherwise unacceptable for any reason (or for no reason) in Purchaser’s sole judgment and discretion, Purchaser or its counsel shall give Seller written notice of termination on or before the end of the Due Diligence Period. If such termination notice from Purchaser is not timely given, this Agreement shall continue in full force and effect pursuant to the terms hereof and the Earnest Money shall be deemed nonrefundable to Purchaser except as otherwise specifically provided herein to the contrary. Notwithstanding anything in this Section 2.4 to the contrary, nothing herein shall be construed to be nor is it intended to be a waiver by Purchaser of any other rights of Purchaser to terminate this Agreement and receive a full refund of the Earnest Money pursuant to an express, unexpired right to do so under this Agreement.
2.5
Intentionally Deleted.
2.6
Return of Earnest Money. If Purchaser timely notifies Seller of its decision to terminate this Agreement pursuant to the terms hereof, all of the Earnest Money, less $100 as independent contract consideration (the “Independent Contract Consideration”) to be paid to the Seller, shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate except for all indemnity obligations of the parties hereto or other provisions of this Agreement that expressly survive the termination of this Agreement. Seller acknowledges that Purchaser may, but is not obligated to, expend time, money, and other resources in connection with the examination and investigation of the Property, and that, notwithstanding the fact that this Agreement may terminate, the payment of the Independent Contract Consideration, together with such time, money, and other resources that may be expended, constitute adequate consideration for Seller’s execution of and entry into this Agreement.
2.7
As-Is Purchase. Purchaser acknowledges that Purchaser will have independently and personally inspected the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. THE PROPERTY IS BEING SOLD IN AN “AS IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT (SUBJECT TO SECTION 1.1) AND AS OF THE CLOSING DATE. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, (I) MATTERS OF TITLE (OTHER THAN THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE DEED), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSURFACE CONDITIONS, (IV) DRAINAGE, (V) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION

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THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (X) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XI) TAX CONSEQUENCES OR (XII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT, OTHER THAN AS EXPRESSLY SET FORTH HEREIN, THE EXHIBITS ATTACHED HERETO, AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ATTACHED HERETO, AND/OR ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING. EXCEPT AS SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME. FURTHER, TO THE EXTENT THAT SELLER HAS PROVIDED OR HEREAFTER MAY PROVIDE TO PURCHASER INFORMATION FROM ANY INSPECTION, ENGINEERING OR ENVIRONMENTAL REPORTS CONCERNING ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS, METHODOLOGY OF PREPARATION OR OTHERWISE CONCERNING THE CONTENTS OF SUCH REPORTS. PURCHASER ACKNOWLEDGES THAT SELLER HAS REQUESTED PURCHASER TO INSPECT FULLY THE PROPERTY AND INVESTIGATE ALL MATTERS RELEVANT THERETO AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE EXHIBITS ATTACHED HERETO AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, TO RELY SOLELY UPON THE RESULTS OF PURCHASER’S OWN INSPECTIONS OR OTHER INFORMATION OBTAINED OR OTHERWISE AVAILABLE TO PURCHASER, RATHER THAN ANY INFORMATION THAT MAY HAVE BEEN PROVIDED BY SELLER TO PURCHASER. THE RISK THAT ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED OR DISCOVERED AND MAY NOT BE DISCOVERABLE BY SUCH INVESTIGATIONS SHALL BE UPON AND WITH PURCHASER. EXCEPT AS SET FORTH HEREIN, PURCHASER HEREBY WAIVES AND RELEASES SELLER AND ITS PARTNERS, AGENTS, REPRESENTATIVES, AFFILIATES, OFFICERS AND EMPLOYEES (TOGETHER WITH SELLER, THE “SELLER RELATED PARTIES”) FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) ANY FEDERAL, STATE OR LOCAL STATUTE, LAW, RULE, REGULATION, ORDINANCE, CODE, GUIDE, WRITTEN POLICY, DIRECTIVE AND RULE OF COMMON LAW IN EFFECT APPLICABLE TO THE PROPERTY AND IN EACH CASE AS AMENDED, AND ANY JUDICIAL OR ADMINISTRATIVE ORDER, CONSENT DECREE OR JUDGMENT, RELATING TO (X) THE

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ENVIRONMENT OR NATURAL RESOURCES, (Y) ANY PETROLEUM OR PETROLEUM PRODUCTS, RADIOACTIVE MATERIALS, ASBESTOS IN ANY FORM, POLYCHLORINATED BIPHENYLS, AND, TO THE EXTENT ONLY IT EXISTS AT LEVELS CONSIDERED HAZARDOUS TO HUMAN HEALTH, RADON GAS OR (Z) ANY CHEMICALS, MATERIALS OR SUBSTANCES DEFINED AS OR INCLUDED IN THE DEFINITION OF “HAZARDOUS SUBSTANCES”, HAZARDOUS WASTE”, “HAZARDOUS MATERIALS”, “EXTREMELY HAZARDOUS SUBSTANCES”, “TOXIC SUBSTANCES”, “TOXIC POLLUTANTS”, “CONTAMINANTS” OR “POLLUTANTS” UNDER ANY APPLICABLE ENVIRONMENTAL LAWS INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ.; SOLID WASTE DISPOSAL ACT, 42 U.S.C. § 6901 ET SEQ.; THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 1251 ET SEQ.; THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 7401 ET SEQ.; THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ.; THE SAFE DRINKING WATER ACT, 42 U.S.C. § 3803 ET SEQ.; THE OIL POLLUTION ACT OF 1990, 33 U.S.C. § 2701 ET SEQ.; FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT, 7 U.S.C. § 136 ET SEQ., AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY STATE AND LOCAL COUNTERPARTS OR SUBSTANTIAL EQUIVALENTS THEREOF (COLLECTIVELY, “HAZARDOUS SUBSTANCES”), OR (II) THE COMMON LAW. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, PURCHASER HEREBY RELEASES THE SELLER RELATED PARTIES FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES WHICH PURCHASER OR ANY PARTY RELATED TO OR AFFILIATED WITH PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO THE PROPERTY OR THE PHYSICAL CONDITION OF THE PROPERTY, ANY CONSTRUCTION DEFECTS AND ANY ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY AND PURCHASER WILL NOT LOOK TO ANY OF THE SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE TO SELLER. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE (AS HEREINAFTER DEFINED) REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND PROVISIONS OF THIS SECTION 2.7 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

2.8 Indemnity Purchaser hereby agrees to protect, defend, indemnify and hold Seller and the Seller Related Parties harmless from and against any and all liabilities, claims, losses and damages, demands, judgments and out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) which Seller or any of the Seller Parties may incur as a result of or in connection with any claims, including third-party claims, resulting from, relating to or arising out of the presence of any Hazardous Substances existing on, in, under or migrating from the Property. Seller and Purchaser agree that the provisions of this Section 2.8 shall survive the Closing.

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Article 3.
TITLE AND SURVEY
3.1
Delivery of Title Commitment and Survey. Seller, at its expense, shall obtain and deliver to Purchaser within ten (10) days after the Effective Date, (i) a current, effective commitment for title insurance (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price, naming Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment; and (ii) a copy of the on-the-ground survey of the Property prepared by Bock & Clark Corporation based upon Title Commitment of Chicago Title Insurance Company bearing an effective date of November 12, 2020 (the “Survey”). Purchaser, at its expense, shall have the right to update the Survey if it so chooses.
3.2
Title Review and Cure. Purchaser shall notify Seller in writing (the “Title Notice”) at least five (5) days prior to the expiration of the Due Diligence Period, which exceptions to title (including Survey matters), if any, will not be accepted by Purchaser (the “Title Review Period”). If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title prior to the expiration of the Title Review Period, Purchaser shall be deemed to have approved the condition of title (including Survey matters) to the Property as then reflected in the Title Commitment and on the Survey, excluding all Monetary Liens (hereinafter defined). Seller shall notify Purchaser in writing within five (5) business days after its receipt of the Title Notice, indicating which objections to title (and Survey) Seller will cure (the “Cure Notice”). If Seller fails to timely deliver the Cure Notice to Purchaser, Seller shall be deemed to have elected not to cure any of the objections specified in the Title Notice at or prior to Closing. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by, under or through Seller and any mechanics’ and materialmen’s liens (or, at Seller’s election, bond around in accordance with applicable State law and Title Company requirements if the same is being validly contested in good faith) filed against the Property, unless the same arise by, through or under Purchaser, its employees, agents or contractors (“Monetary Liens”). Purchaser shall have until the expiration of the Due Diligence Period to provide Seller with written notice indicating that either (A) Purchaser waives the objections that Seller has not agreed to cure (whereby such exceptions shall be deemed Permitted Exceptions); or (B) Purchaser elects to terminate this Agreement in which event Purchaser shall receive a prompt refund of the Earnest Money and neither party hereto shall have any further obligations hereunder except for any indemnity provisions or other provisions of this Agreement that specifically survive the termination of this Agreement. If Seller does not receive such a notice from Purchaser then Purchaser shall be deemed to have elected option (A) above. Seller agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the date of this Agreement and which are not permitted by the terms of this Agreement. As used in this Agreement, the term “Permitted Exceptions” shall mean:
(a)
those matters that either are not objected to in writing within the time period provided in this Section 3.2, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, excluding all Monetary Liens, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;
(b)
the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing, subject to adjustment as herein provided;
(c)
local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and
(d)
the standard pre-printed exceptions to title customarily excepted by title companies in similar transactions.

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3.3
Delivery of Title Policy at Closing. At the Closing, Purchaser shall have the right to obtain a ALTA form Owner Policy of Title Insurance (“Title Policy”) issued by the Title Company, dated the date and time of the recording of the Deed (as hereinafter defined) in the amount of the Purchase Price, insuring Purchaser as owner of good and indefeasible fee simple title to the Property, free and clear of all liens, claims, easements and encumbrances whatsoever, subject only to the Permitted Exceptions. Seller shall execute, at Closing, an affidavit satisfactory to Purchaser and to the Title Company in order for the Title Company to delete its standard printed exception as to parties in possession, unrecorded liens, and similar matters. The Title Policy must contain any endorsements that the Title Company has agreed to issue during the Due Diligence Period if the requirements for issuance are satisfied. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.
3.4
Title and Survey Costs. The cost of the Survey shall be paid by Seller with any cost of updating the Survey to be paid by the Purchaser. The premium for the Title Policy, including the premium for extended coverage (including the cost for the survey deletion) and any endorsements thereto requested by Purchaser or its lender, shall be paid by Purchaser.
Article 4.
CONDITIONS TO CLOSING
4.1
Purchaser’s Obligation to Close: Purchaser shall not be obligated to close this transaction until all of the following requirements and conditions have been performed
(a)
Seller shall have complied in all material respects with its obligations under this Agreement, and all of the representations and warranties contained in Section 6.1 hereof shall be true and correct in all material respects on the Closing Date.
(b)
The Title Company shall be irrevocably committed to issue the Title Policy.
(c)
All documents identified in Section 5.2 shall have been delivered to the Title Company.
(d)
The electrical equipment and infrastructure located on the Land shall be in the same condition as it was at the expiration of the Due Diligence Period, subject to the terms and conditions of Section 1.1.
4.2
Failure to Satisfy Conditions. If any of the conditions in this Article 4 are not satisfied by the date stated therein, then Purchaser may, as its sole and exclusive remedy, (i) terminate this Agreement by written notice to Seller and receive a refund of all of the Earnest Money from the Title Company in the manner provided in Section 2.6, in which event all further rights and obligations of the parties under this Agreement shall terminate; (ii) waive such condition (and failure to give notice pursuant to clause (i) above shall constitute such waiver); or (iii) extend the Closing Date for up to fifteen (15) days in order to allow Seller to satisfy the remaining conditions precedent to Closing.
Article 5.
CLOSING
5.1
Closing. The consummation of the transaction contemplated herein (the “Closing”) shall occur at the Title Company or at such other location to which the parties may mutually agree, and shall take place on December 7, 2021 (the “Closing Date”).
5.2
Seller’s Deliveries in Escrow. At the Closing, Seller shall deliver to the Title Company the following documents:

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(a)
Deed. A Special Warranty Deed in the form attached hereto as Exhibit “C” and incorporated herein by reference for all purposes (the “Deed”), executed and acknowledged by Seller, conveying to Purchaser good and marketable fee simple title to the Property, subject only to the Permitted Exceptions.
(b)
Bill of Sale. A bill of sale, fully executed and acknowledged by Seller, in the form attached hereto as Exhibit “D” and incorporated herein by reference for all purposes, conveying to Purchaser the Personal Property free and clear of all liens, claims and encumbrances.
(c)
General Assignment and Assumption Agreement. A general assignment and assumption agreement in the form attached hereto as Exhibit “E” and incorporated herein by reference for all purposes (the “General Assignment”), conveying to Purchaser, to the extent assignable, the Operating Contracts which Purchaser has elected to assume and the General Intangibles, including, without limitation, the Title V Operating Permits issued by the South Carolina Department of Health and Environmental Control related to the Property, free and clear of all liens, claims and encumbrances.
(d)
Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller, reasonably satisfactory to the Title Company.
(e)
FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with withholding provisions as provided by law.
(f)
Seller’s Affidavit. A seller’s affidavit or similar certification as may be required by the Title Company to issue the Title Policy.
(g)
State Law Disclosures. Such disclosures and reports required by applicable local law in connection with the conveyance of real property, including without limitation, A South Carolina Form I-295 non-resident seller withholding tax affidavit in the form required by the South Carolina Department of Revenue.
(h)
Tax Compliance. A certificate of tax compliance from the South Carolina Department of Revenue, or an affidavit stating that the sale of the Property is less than a majority of the Seller’s assets.
(i)
Additional Documents. Any additional documents that the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
5.3
Purchaser’s Deliveries in Escrow. At the Closing, Purchaser shall deliver to the Title Company the following:
(a)
Purchase Price. The Purchase Price, plus or minus applicable prorations and less a credit for the full amount of the Earnest Money, deposited by Purchaser with the Title Company in immediate, same day federal funds (all or any part of which may be the proceeds of a loan) wired for credit into such account as the Title Company may designate. .
(b)
General Assignment. An executed counterpart of the General Assignment.
(c)
Authority. Evidence of existence, organization, and authority of Purchaser and the authority of the person executing documents on behalf of Purchaser, reasonably satisfactory to the Title Company.
(d)
State Law Disclosures. Such disclosures and reports required by applicable State and local law in connection with the conveyance of real property.

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(e)
Additional Documents. Any additional documents that the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
5.4
Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall execute closing statements consistent with this Agreement in form required by the Title Company. Seller and Purchaser agree to pay closing costs as indicated in this Agreement. The Title Company’s escrow fee shall be paid one-half by Purchaser and one-half by Seller. Seller shall pay all transfer taxes and deed recording fees. Except as otherwise provided for in this Agreement, Seller and Purchaser will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Any other closing costs not specifically designated as the responsibility of either Purchaser or Seller in this Agreement shall be paid by Seller and Purchaser according to the usual and customary allocation of the same in Spartanburg County, South Carolina.
5.5
Possession. At Closing, Seller shall deliver possession of the Property to Purchaser in the condition existing as of the date of this Agreement, subject only to the Permitted Exceptions.
5.6
Closing Adjustments and Prorations. Except as otherwise provided in this Section 5.6, all adjustments and prorations to the Purchase Price payable at Closing shall be computed as of the end of the day preceding the Closing Date. Seller shall be entitled to receive all revenues and shall be charged with all expenses relating to the ownership and operation of the Property through the day preceding the Closing Date. Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Section 5.6 and shall notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter and on or prior to the Closing, Seller and Purchaser shall inform the Title Company of such amounts and, in accordance therewith, the Title Company shall prorate such items between the parties (and the parties shall deposit funds therefor with the Title Company or shall instruct the Title Company to debit against sums held by the Title Company owing to such party) in accordance with this Section 5.6. Such adjustments and prorations shall include the following:
(a)
Utility Charges. Electric, water, sewer, gas, fuel, waste collection and removal and other utility and operating expenses relating to the Property shall be prorated as of the day preceding the Closing Date. It shall be assumed that the utility charges were incurred uniformly during the billing period in which the Closing occurs. If bills for the applicable period are unavailable, the amounts of such charges will be estimated based upon the latest known bills. Notwithstanding the foregoing, to the extent possible, Seller and Purchaser shall request the utility companies to read the meters as of the date preceding the Closing Date, and Seller shall be responsible for all charges incurred through the day preceding the Closing Date. All prepaid deposits for utilities shall be refunded to Seller at the time of Closing by the utility companies, and it shall be Purchaser’s responsibility to make any utility deposits required for service.
(b)
Taxes and Special Assessments. State, County and City ad valorem taxes, including any community association assessments (collectively, “Taxes”) for the Property for the then current calendar year or other applicable tax period shall be apportioned or prorated between Seller and Purchaser as provided herein (with Purchaser paying the Taxes for the Closing Date). If final tax statements for the calendar year or other applicable tax period in which the Closing occurs are not available at Closing, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates. All prorations shall be based upon a fraction determined by dividing the number of days elapsed up through the date of the Closing Date by 365 (or, if applicable, 366). The parties shall make the appropriate adjusting payment between them when the final tax statements are available. All taxes and interest that become due as a penalty, whether retroactive or not,

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imposed due to the transfer of the Property or a change in the use of the Property after Closing, from the use prior to the Closing, shall be paid by Purchaser. The terms of this Section 5.6 shall survive the Closing.
5.7
Delivery of Books and Records. Within one (1) business day after the Closing, Seller shall deliver to Purchaser, to the extent in Seller’s possession: all Operating Contracts; maintenance records and warranties; permits; copies or originals of all books and records of account, keys; and other items, if any, used in the operation of the Property.
Article 6.
REPRESENTATIONS AND WARRANTIES
6.1
Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:
(a)
Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited liability company. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement has been, and the documents to be executed by Seller pursuant to this Agreement will be, authorized and properly executed and does and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.
(b)
Conflicts. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller, which is in conflict with this Agreement or which would be breached by, or would materially impair, Seller’s performance of this Agreement.
(c)
Pending Actions. There is no action, lawsuit or other proceeding pending or, to Seller’s knowledge, threatened against Seller, or the Property or which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement.
(d)
Condemnation. To Seller’s knowledge, no condemnation proceedings are pending or threatened with regard to the Property.
(e)
Contracts. Except for the Operating Contracts, if any, there are no contracts encumbering any part of the Property.
(f)
Violations. As of the Effective Date Seller has not received from any governmental authority written notice of any material violation of any laws, rules, regulations, codes, statutes or ordinances applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Information or otherwise disclosed in writing to Purchaser.
(g)
Purchase Rights. To Seller’s knowledge, no party has a purchase option, right of first refusal or other right to purchase the Property.

When used herein, the phrase “to Seller’s knowledge” or derivations thereof shall mean the current actual knowledge of Jennifer Riley, acting in his/their capacity as Chief Risk Officer and Legal Counsel of Seller (the “Seller Representative”). Purchaser acknowledges that the Seller Representative is named solely for the purpose of defining and limiting the scope of Seller’s knowledge, and no Seller Representative shall have any personal liability under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.1, in the event that (a) any of Seller’s representations is made “to the knowledge of Seller” and (b) subsequent to the Effective Date information (collectively, the “New Information”) is discovered and presented to Seller, which New Information, if in

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the possession of Seller on the date hereof, would have rendered such Seller’s representation false in a material respect (i.e., if Seller had actual knowledge of the New Information on the Effective Date then such Seller’s representation, as made by Seller, would have been false in a material respect) then, provided that Seller discloses such New Information to Purchaser prior to the Closing Date: (i) such Seller’s representation shall be deemed to have been remade as of the date such disclosure is made to take such New Information into account, and (ii) such remaking of such Seller’s representation shall not be deemed a breach of such Seller’s representation by Seller; provided, however, that such remaking of such Seller’s representation shall give the Purchaser the right to terminate this Agreement, so long as written notice of the same is delivered within three (3) days after Purchaser’s receipt of the New Information and, in such event, Purchaser shall be entitled to a refund of the Earnest Money as its sole and exclusive remedy.

The representations and warranties set forth in Section 6.1 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year (the “Survival Period”). Purchaser shall have the right to bring an action against Seller on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Purchaser first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Purchaser shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Purchaser on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Seller shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Purchaser had actual knowledge as of Closing. The provisions of this Section 6.1 shall survive the Closing.

6.2
Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:
(a)
Conflicts. There is no agreement to which Purchaser is a party or, to Purchaser’s actual knowledge, binding on Purchaser which is in conflict with this Agreement or which would be breached by, or would materially impair, Purchaser’s performance of this Agreement.
(b)
Pending Actions. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser or the Property or which challenges or impairs Purchaser’s ability to execute, deliver or perform this Agreement.
(c)
Commissions. Purchaser has not dealt with any real estate brokers, salespersons or finders in connection with this transaction that would give rise to any liability or obligation to any party hereunder except as set forth in Section 10.2.

The representations and warranties set forth in Section 6.2 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing until the expiration of the Survival Period. Seller shall have the right to bring an action against Purchaser on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Seller first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Seller shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Seller on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Purchaser shall not have any

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liability after Closing for the breach of a representation or warranty hereunder of which the Seller had actual knowledge as of Closing. The provisions of this Section 6.2 shall survive the Closing.

Article 7.
CONDEMNATION
7.1
Condemnation. In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain prior to the Closing (notice of which shall be given to Purchaser by Seller immediately) respecting any material portion of the Property, Purchaser may, at its option, by notice to Seller given within ten (10) days after Purchaser is notified of such actual or possible proceedings (but before the Closing): (i) unilaterally terminate this Agreement and all of the Earnest Money shall be immediately returned to Purchaser and all further rights and obligations of the parties under this Agreement shall terminate except as otherwise provided herein; or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign or cause the owner of the Property to assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the right during the pendency of this Agreement to assist in the negotiations and otherwise deal with the condemning authority in respect of such matter.
7.2
Casualty Loss. If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage. If there is material damage to any portion of the Property, Purchaser may, at its option, by notice to Seller given within ten (10) days after Purchaser is notified of such damage (but before the Closing): (i) unilaterally terminate this Agreement and all of the Earnest Money shall be immediately returned to Purchaser and all further rights and obligations of the parties under this Agreement shall terminate except as otherwise provided herein; or (ii) proceed under this Agreement.
Article 8.
REMEDIES
8.1
Earnest Money as Liquidated Damages. If all of the conditions to Purchaser’s obligation to purchase the Property have been satisfied or waived or deemed waived by Purchaser and if Purchaser should fail to consummate this transaction for any reason other than Seller’s default, or the exercise by Purchaser of an express right of termination granted herein, or if Purchaser otherwise defaults in any of its obligations hereunder prior to the Closing, Seller’s sole and exclusive remedy in such event shall be to terminate this Agreement and to retain $500,000 of the Earnest Money as liquidated damages (the “Liquidated Damages Amount”), Seller waiving all other rights or remedies in connection with Purchaser’s failure to consummate the transaction or a Purchaser default as provided above. The parties acknowledge that Seller’s actual damages in the event of a failure to consummate the transaction by Purchaser or a Purchaser default under this Agreement will be difficult to ascertain, and that the Liquidated Damages Amount represents the parties’ best estimate of such damages. For the avoidance of doubt, nothing in the foregoing sentence shall limit Seller’s right to retain all or portion of the Earnest Money as provided in Section 9.4.
8.2
Purchaser’s Damages. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, and such default continues for more than ten (10) days after written notice from Purchaser, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of all of the Earnest Money, which return shall operate to terminate this Agreement and release Purchaser and Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Purchaser in accordance with the terms of this Agreement. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back all of the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state

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in which the Property is located, on or before two (2) years following the date upon which Closing was to have occurred.
8.3
Indemnity. Notwithstanding Sections 8.1 and 8.2 hereof, in no event shall the provisions of Sections 8.1 and 8.2 limit the damages recoverable by either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement.
Article 9.
SELLER’S COVENANTS

Seller agrees that during the period from the date hereof through the Closing Date Seller will perform the following covenants:

9.1
Operation. Except as Purchaser may otherwise consent in writing, until the Closing Date, unless this Agreement is sooner terminated, Seller shall not grant to any third party any interest in the Property or any part thereof or further voluntarily encumber the Property.
9.2
Operating Contracts. Seller will not, without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole discretion), (i) enter into any Operating Contract that will not be fully performed by Seller on or before the Closing Date, or (ii) amend, modify or supplement any existing Operating Contract or permit in any material respect (but Seller shall terminate any of the same which Purchaser does not approve). Purchaser will have been deemed to have assumed all of the Operating Contracts at Closing unless Purchaser advises Seller in writing prior to the expiration of the Due Diligence Period of which Operating Contracts it desires to terminate. Seller shall deliver at Closing notices of termination of all Operating Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing under those Operating Contracts that Purchaser has agreed to assume. Purchaser shall not be liable for any termination fees and other fees due for the period after the Closing with respect to any Operating Contracts Seller is obligated to terminate at Closing.
9.3
Removal of Petroleum and other Hazardous Materials. Prior to the expiration of the Due Diligence Period, Seller shall remove from the Property any petroleum products, chemicals, pesticides, solvents or other hazardous substances, hazardous waster, toxic substances, pollutants or other hazardous materials (collectively, “Hazardous Materials”) (excluding (i) fertilizer, cleaning agents and other chemical products used in the ordinary course of the business of Seller in compliance with applicable laws and (ii) oil, ink or other chemical residue in the existing wet lines and vessels located on the Property) which to Seller’s knowledge are present on the Property as of the Effective Date. Seller and Purchaser are aware of the existence on the Property of a number of 55 gallon drums that contain Hazardous Materials and which will be or have been removed in accordance with the foregoing sentence. Seller will permit Purchaser to inspect the Property for compliance with this provision prior to the expiration of the Due Diligence Period and shall provide Purchaser with documentary evidence of the removal of all Hazardous Materials subject to this provision. At or prior to the Closing, Seller will deliver to Purchaser any and all records of Seller, its affiliates or predecessors, relating to the acquisition, storage, maintenance, use, disposal, removal or destruction of Hazardous Materials at the Property. The covenant of Seller contained in this Section 9.3 shall terminate at Closing and shall not survive Closing.
9.4
Pre-Closing Occupancy. From the expiration of the Due Diligence Period until the earlier to occur of Closing or the termination of this Agreement, Seller will permit Purchaser to occupy the Property on a rent free, exclusive basis pursuant to the terms of a short term lease or license agreement in a form to be agreed between the parties prior to the expiration of the Due Diligence Period (“Occupancy Agreement”). The Occupancy Agreement shall permit the Purchaser to enter onto and occupy the Property, perform work on the Property and Improvements in anticipation of its post-Closing use and operation of the Property and Improvements and to store and install equipment, fixtures and other tangible personal

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property on the Property and Improvements and make modifications to the electrical infrastructure and equipment within the Property, all in Purchaser’s sole discretion. If for any reason other than a default by Seller, Closing fails to occur on the Closing Date, at Seller’s election, Purchaser, at Purchaser’s sole cost and expense, shall restore the Property and Improvements to the condition that existed immediately prior to the expiration of the Due Diligence Period and Purchaser shall promptly remove any and all equipment, fixtures and other tangible personal property located on or at the Property and Improvements. Except in the event of a Seller default and in addition to Seller’s right to retain the Liquidated Damages Amount in accordance with Section 8.1, Seller may retain the Earnest Money until Purchaser has vacated and restored the Property and Improvements to the condition that existed immediately prior to the expiration of the Due Diligence Period. Should Purchaser fail to restore the Property and Improvements to said condition within forty-five (45) days from the termination of this Agreement, and in addition to any amounts Seller may retain in accordance with Section 8.1, Seller may deduct the actual cost of repair and restoration from the Earnest Money and shall return the remainder to Purchaser. To the extent that the actual cost of repair and restoration is in excess of the Earnest Money (less the amount retained pursuant to Section 8.1), Seller shall be responsible for such excess amounts.
9.5
Duke Lease. Seller shall use commercially reasonable efforts to obtain an Estoppel Certificate from Duke Energy confirming that its lease is in full force and effect and that, to the knowledge of tenant, there are no default or breaches thereunder.
Article 10.
MISCELLANEOUS
10.1
Listing and Other Offers. During the pendency of this Agreement, Seller may list the Property with any broker or solicit or accept any offers to purchase the Property, or engage in any discussions or negotiations with any third party with respect to the sale of the Property.
10.2
Commissions. If and only if, this transaction is closed, Seller shall pay to Jones Lang LaSalle (the “Broker”) a sales commission pursuant to a separate commission agreement between Seller and Broker. Purchaser shall not be liable or responsible for any brokerage fees or commissions to Broker. If this transaction fails to close for any reason, including the default of either party, no commission shall be deemed to have been earned by or payable to Broker. Each of the parties represents to each other that it has not retained or used the services of a broker or agent in connection with this transaction other than Broker. Each party agrees to indemnify and hold the other harmless from any claims of any other brokers or agents for fees or commissions arising out of this transaction attributable to a breach by such party of its representation in the immediately preceding sentence.
10.3
Parties Bound. This Agreement may not be assigned by Purchaser directly or indirectly (including changes in control of Purchaser) to any party without the prior written consent of Seller; provided that Purchaser may assign its rights under this Agreement to an affiliate of Purchaser without obtaining Seller’s consent so long as Purchaser gives Seller and the Title Company written notice of any such assignment at least five (5) days prior to the Closing Date. For the purpose of this Section 10.3, an “affiliate of Purchaser” shall mean any entity controlling, controlled by, or under common control with Purchaser. Subject to the foregoing, this Agreement and all provisions hereof, including, without limitations, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns, and beneficiaries of the parties hereto. No assignment by either party shall relieve such party of any obligation under this Agreement whether arising before or after such assignment.
10.4
Headings. The article and paragraph headings of this Agreement are for convenience only and do not limit or enlarge the scope or meaning of the language hereof.

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10.5
Provisions Survive. The provisions of this Agreement that contemplate performance after Closing shall survive the Closing and shall not be merged into the instruments of Closing.
10.6
Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision.
10.7
Governing Law/Jurisdiction/Venue/Jury Waiver. This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of South Carolina without regard to the principles of choice of law or conflicts of law. In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF SOUTH CAROLINA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN SPARTANBURG COUNTY, SOUTH CAROLINA, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.
10.8
No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.
10.9
Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
10.10
Execution in Counterparts. For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Agreement.
10.11
Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at the Closing, Seller agrees to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect

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and deliver to Purchaser the conveyance, transfer and assignment of the Property and all rights related thereto.
10.12
Time. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.
10.13
Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.
10.14
Use of Pronouns. The use of the neuter singular pronoun to refer to Seller and Purchaser shall be deemed a proper reference, even though Seller or Purchaser may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.
10.15
Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

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If to Purchaser: 300 Jones Road LLC

c/o Christian Mulvihill

100 Northfield Street

Greenwich, CT 06830

Telephone: (603) 531-8659

e-Mail: cmulvihill@greenidge.com

With a copy to: David F. Gieg

Buist Byars & Taylor LLC

652 Coleman Blvd., Ste 200

Mt Pleasant, SC 29464

Tel: 843.284.1446

e-Mail: david.gieg@buistbyars.com

If to Seller: LSC Communications MCL LLC

Attn: Erin Caimano

4101 Winfield Road

Warrenville, Illinois

Telephone: (404) 387-8486

e-Mail: erin.caimano@lsccom.com

With a copy to: Jason M. Peters

King & Spalding LLP

1100 Louisiana, Suite 4100

Houston, Texas 77002

Telephone: (713) 751-3257

e-Mail: jpeters@kslaw.com

Any such notices shall be either (i) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered on the day three (3) business days after deposit, postage prepaid in the U.S. Mail, (ii) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered on the day after deposit with such courier, (iii) sent by personal delivery, or (iv) by email, in which case notice shall be deemed delivered upon receipt of same. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

10.16
Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.17
Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday (such day which is neither Saturday, Sunday or legal holiday, a “business day”), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday, in the state in which the Property is located.

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10.18
No Waiver. Except as otherwise expressly provided herein, no waiver by Purchaser of any of its rights under this Agreement shall be valid unless in writing signed by Purchaser.
10.19
Section 1031 Exchange.
(a)
Seller may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Seller’s sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no material costs, expenses or liabilities in connection with Seller’s exchange. Seller shall indemnify, defend and hold Purchaser harmless therefrom and Purchaser shall not be required to take title to or contract for purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser.
(b)
Purchaser may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Purchaser’s sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no material costs, expenses or liabilities in connection with Purchaser’s exchange. Purchaser shall indemnify, defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller.
10.20
Confidentiality.
(a)
Prior to Closing, Purchaser and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Purchaser, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party, except that Purchaser may disclose the existence of this Agreement and provide a redacted copy, approved in writing by Seller, to Duke Energy as necessary to enter into contract negotiations regarding Purchaser’s proposed use of the Property. Except as may be required by law, Purchaser will not divulge any such information to other persons or entities, including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Purchaser shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, appraisers, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Purchaser to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree to keep such information confidential. The foregoing restrictions shall not apply to information that was in Purchaser’s possession prior to disclosure by Seller or is generally available to the public (other than as a result of Purchaser’s wrongful disclosure thereof).
(b)
After Closing, Seller and Purchaser each shall maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to the Property and except in connection with any action or suit under this Agreement, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser and such other persons whose assistance is required in carrying out the terms of this Agreement. Seller and Purchaser shall not at any time announce the sale, issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of Seller and Purchaser.

[END OF TEXT]

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SIGNATURE PAGE TO

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

LSC COMMUNICATIONS MSC LLC

AND

300 JONES ROAD LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

“Seller”

LSC COMMUNICATIONS MCL LLC

By:

Name:

Title:

“Purchaser”

300 JONES ROAD LLC

By:

Name:

Title:

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TITLE COMPANY’S AGREEMENT AND RECEIPT:

On this ___ day of __________, 2021 (the “Effective Date”), ____________________________ as the Title Company named in the foregoing Agreement, hereby acknowledges receipt of (i) three (3) counterparts of this Agreement executed by Seller and Purchaser and (ii) the sum of $__________ in cash or immediately available federal funds as the Earnest Money deposit required under Section 1.3 of this Agreement and hereby agrees to act as Title Company in strict accordance with the terms of this Agreement.

By:

Name:

As Agent for the Title Company

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EXHIBIT A

PROPERTY

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EXHIBIT B

INTENTIONALLY DELETED

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EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF SOUTH CAROLINA §

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF SPARTANBURG §

That LSC COMMUNICATIONS MCL LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of $10 and other good and valuable consideration to it in hand paid by 300 JONES ROAD LLC, a Delaware limited liability company (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto the Grantee, whose address is 300 Jones Road, Spartanburg, South Carolina 29307, the property described on Exhibit A attached hereto (the “Land”) together with (i) any and all appurtenances belonging or appertaining thereto; (ii) any and all improvements located thereon; (iii) any and all appurtenant easements or rights of way affecting said real property and any of Grantor’s rights to use same; (iv) any and all rights of ingress and egress to and from said real property and any of Grantor’s rights to use same; (v) all minerals, oil, gas, and other hydrocarbon substances thereon, (vi) all air, riparian, development, utility, and solar rights related thereto, (vii) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said real property or the improvements located thereon, including without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; and (viii) all right, title and interest of Grantor, if any, in and to (a) any and all roads, streets, alleys and ways (open or proposed) affecting, crossing, fronting or bounding said real property, including any awards made or to be made relating thereto including, without limitation, any unpaid awards or damages payable by reason of damages thereto or by reason of a widening of or changing of the grade with respect to same, (b) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to said real property (whether owned or claimed by deed, limitations or otherwise), (c) any and all air rights relating to said real property and (d) any and all reversionary interests in and to said real property (said real property together with any and all of the related improvements, appurtenances, rights and interests referenced in items (i) through (viii) above are herein collectively referred to as the “Property”). Notwithstanding anything contained herein to the contrary, however, with respect to the rights and interests described in (iv), (v), (vii) and (viii) directly above, Grantor is hereby only granting, selling and conveying any of Grantor’s right, title and interest in and to same without warranty (whether statutory, express or implied).

TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, forever, subject to the restrictions set forth hereinafter and the other matters described on Exhibit B attached hereto (collectively, the “Permitted Exceptions”); and Grantor does hereby bind itself and its successors, to warrant and forever

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defend all and singular the Land, subject to Permitted Exceptions unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise (the “Warranty of Title”).

This conveyance is made on an “As Is”, “Where Is” and “With All Faults” basis. The Property is sold in its present condition, AS IS and no warranties, express or implied, are made or inferred by virtue of this conveyance, except for the Warranty of Title and those representations and warranties with respect to the Property made by Grantor to Grantee in that certain Purchase and Sale Agreement dated October ____, 2021.

All ad valorem taxes and assessments for the Property for the year in which this Deed is executed have been prorated by the parties hereto and Grantee hereby expressly assumes liability for the payment thereof. If such proration was based upon an estimate of such taxes and assessments for such year, then upon demand the parties hereto shall promptly and equitably adjust all such taxes and assessments as soon as actual figures for the Property for such year are available.

[END OF TEXT]

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EXECUTED on the date of the acknowledgment set forth below to be effective for all purposes as of the _____ day of _________, 20___.

LSC COMMUNICATIONS MCL LLC

By:

Name:

Title:

THE STATE OF §

§

COUNTY OF §

This instrument was acknowledged before me on the ___ day of ________, 2021, by ______________, ________________ of LSC Communications MCL LLC, a Delaware limited liability company on behalf of said limited liability company.

Notary Public in and for the State of

My Commission Expires:

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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

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EXHIBIT B

PERMITTED EXCEPTIONS

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EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

THE STATE OF SOUTH CAROLINA §

§ KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF SPARTANBURG §

THAT LSC COMMUNICATIONS MCL LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by 300 JONES ROAD LLC, a Delaware limited liability company (“Purchaser”), the receipt of which is hereby acknowledged, has Sold, Delivered and Assigned, and by these presents does Sell, Deliver and Assign, unto Purchaser all of its right, title and interest in and to the following described property, to-wit:

All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property (as defined in the Agreement) or attached to the Real Property (“Personal Property”).

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser’s successors and assigns forever.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE PERSONAL PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, except for a Warranty of Title and those representations and warranties made by Seller to Purchaser in that certain Purchase and Sale Agreement dated October _____, 2021 (the “Agreement”).

Notwithstanding the foregoing to the contrary, Seller warrants that as of the execution date of this Bill of Sale, it is the owner of the Personal Property, that the Personal Property is free from all liens and encumbrances, and that Seller has the right to transfer title and deliver possession of the Personal Property to the Purchaser.

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EXECUTED this ____ day of ___________, 2021.

SELLER:

LSC COMMUNICATIONS MCL LLC

By:

Name:

Title:

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EXHIBIT A

LEGAL DESCRIPTION

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EXHIBIT E

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF SOUTH CAROLINA §

§

COUNTY OF SPARTANBURG §

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), made effective as of the _____ day of __________, 2021, by and between LSC Communications MCL LLC, a Delaware limited liability company (“Assignor”) and 300 Jones Road LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

Assignor has this day conveyed the real property (and improvements thereon) described on Exhibit A attached hereto and made a part hereof (such real property and improvements being hereinafter called the “Premises”) to Assignee. Assignor desires to convey all of its right, title and interest in and to the incidental rights and appurtenances relating to the Premises as more fully described below.

AGREEMENTS:

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the following (collectively, the “Assigned Property”):

1. All permits, licenses, certificates of occupancy, warranties, telephone exchange numbers, architectural or engineering plans and specifications and governmental approvals which relate to the Premises, the improvements or the personal property located thereon or related thereto; and

2. The service, maintenance, supply, operating contracts or other agreements more particularly described on Exhibit B attached hereto and made a part hereof (the “Contracts”).

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind itself and its successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the above described interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

Assignee hereby accepts the foregoing assignment of the Contracts and hereby assumes all duties and obligations of Assignor thereunder, to the extent such duties and obligations arise or accrue from and after the date of this Assignment.

ASSIGNEE ACKNOWLEDGES AND AGREES THAT THE ASSIGNED PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY

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REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED PROPERTY.

This Assignment may be executed in one or more counterparts (by facsimile or otherwise), each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

ASSIGNOR:

LSC Communications MCL LLC

By:

Name:

Title:

ASSIGNEE:

300 Jones Road LLC

By:

Name:

Title:

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EXHIBIT A

LEGAL DESCRIPTION

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EXHIBIT B

LIST OF CONTRACTS

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EXHIBIT F

Excluded Assets

Production Equipment. As used in this Agreement, “Production Equipment” shall mean:

(a)
cylinder making equipment;
(b)
presses;
(c)
finishing and bindery equipment;
(d)
automation and controls for the production equipment operation;
(e)
material handling equipment;
(f)
palletizers; and
(g)
lifting equipment.

Production Infrastructure. As used in this Agreement, “Production Infrastructure” shall mean:

(a)
solvent recovery system;
(b)
ink systems and piping; and
(c)
wastewater treatment systems.

For the avoidance of doubt, Production Infrastructure does not include:

(a)
HVAC;
(b)
boilers and associated steam lines;
(c)
compressors;
(d)
electrical infrastructure;
(e)
sub transformers;
(f)
switchgear;
(g)
chillers; and
(h)
cooling towers.

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